Exhibit -3.(i)
	                             RESTATED
                            ARTICLES OF INCORPORATION
                                        OF
                                CREDEX CORPORATION

     The undersigned subscriber to these Restated Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                 ARTICLE I.  NAME

     The name of the corporation shall be CREDEX CORPORATION.

                         ARTICLE II.  NATURE OF BUSINESS

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory, or nation.

                ARTICLE III.  CAPITAL STOCK and CORPORATE ADDRESS

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 100,000,000 shares of common stock having a par value of $.001 per share.

      The street address of the registered office of the corporation shall be

454 Treemont Drive, Orange City, FL 32763.  The name of the initial registered agent of the corporation at that address is RICHARD R. COOK. The mailing address of the Corporation shall be 454 Treemont Drive, Orange City, FL 32763.

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                            ARTICLE IV.  TERM OF EXISTENCE

      This corporation is to exist perpetually.

                              ARTICLE V.  DIRECTORS

      This corporation shall have four directors initially, whose names and addresses are:

Denise Leonardo, 9266 Keating Drive, Palm Beach Gardens, FL  33410

Julie Ann Goodwin, 232 Trickey Pond Road, Naples, ME 04055

Steven G. Salmond, 3290 Van Buren Ave., Apt, 30, Ogden, UT 84403

Janine Weller, 415 Macopin Road, West Milford, NJ 07480

                              ARTICLE VI.  OFFICERS

      The officers of the corporation shall be elected by the Directors. Until new officers are elected the following  will serve as officers of the corporation:

       Denise Leonardo               President
       Steven G. Salmond             Secretary & Treasurer

                            ARTICLE VII.  INCORPORATOR

      The name and street address of the Incorporator to these Articles of

Incorporation is:

James H. Bashaw, 505 E. New York, Suite 8, DeLand, FL  32724.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this __28th_ day of September, 2010.

                                /s/ Steven G. Salmond  (SEAL)
                                ________________________________
                              	Steven G. Salmond

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State of Florida  )
County of Volusia )

The foregoing instrument was acknowledged before me this 28th day of September, 2010, by Steven G. Salmond, who is personally known to me and who did take an oath.

Notary                            /s/ Melissa A. Bruno
___________                       __________________________
Title                             Notary Signature
DD619181                          Melissa A. Bruno
___________                       __________________________
Serial Number                     Notary Name Printed
                                  Commission expires: 12/22/10


                         ACCEPTANCE BY REGISTERED AGENT
                                CREDEX CORPORATION

Having been named Resident Agent and to accept Service of Process for the above named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as Registered Agent and agree to act in this capacity, I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent.


                                  Resident Agent


                                  /s/ Richard R. Cook
                                  ____________________
                                  RICHARD R. COOK








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